SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                           (Amendment No.            )


Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|


Check the appropriate box:


|_|  Preliminary proxy statement.
|_| Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2).
|_|  Definitive proxy statement.
|X|  Definitive additional materials.
|_|  Soliciting material pursuant to Rule 14a-12.


                              The Tocqueville Trust
                              ---------------------
                (Name of Registrant as Specified in its Charter)


                                       N/A
                                       ---
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):


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          and 0-11.

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               applies: N/A
          (2)  Aggregate number of securities to which transaction applies:  N/A
          (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it
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     |_|  Fee paid previously with preliminary materials.


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Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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


                            [TOCQUEVILLE TRUST LOGO]


Dear Shareholder:

        The special meeting of shareholders is scheduled for October 22, 2004 and we have not yet received your vote. As a shareholder of The Tocqueville Trust, whose family of mutual funds includes The Tocqueville Fund, The Tocqueville Gold Fund, The Tocqueville Small Cap Value Fund, The Tocqueville International Value Fund and The Tocqueville Genesis Fund, you recently received proxy materials asking for your vote on important proposals.

        The breakpoint proposal sets a higher asset level at which a breakpoint would become effective but does not alter the maximum advisory fee rates. Notwithstanding the expansion of regulatory mandates for fund administration and the increase in advisor expenses in effectuating such regulations, the advisor has demonstrated the ability to bring down expense ratios as assets increase, unlike some other funds, and we expect to continue to do so as the funds grow.

        THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSAL(S).

          Your vote allows you to weigh in on these important proposals. We apologize for any inconvenience with respect to this follow-up mailing and thank you if you have already registered your vote. If you have not yet voted, we ask that you register your vote using one of the easy options listed below.

          1. Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed voting instruction form or proxy card in the postage-prepaid return envelope we have provided.

          2. Vote by Telephone. You may cast your vote by telephone by calling the toll free number listed on the enclosed voting instruction form or proxy card and by following the prerecorded information. Please have your proxy information available.

          3. Vote Through the Internet. You may cast your vote using the internet by logging onto the internet address located on the enclosed voting instruction form or proxy card and following the instructions on the website. Please have your proxy information available.

          If you have any questions about the proxy materials, please call D.F. King & Co., Inc., toll free at 1-888-414-5566 or call Tocqueville Trust directly at 1-800-626-9402.


                                           /s/ Robert W. Kleinschmidt
                                           Robert W. Kleinschmidt, President

                   YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.